Exhibit 10.9

June 3, 2021

[INVESTOR]
[ADDRESS]

Ladies and Gentlemen:

This letter agreement (“Agreement”) sets forth the terms of the agreement between certain holders of shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”), of AMCI Acquisition Corp. II, a Delaware corporation (the “SPAC”), forth on Exhibit A hereto (collectively, the “Founders”) and the undersigned (“Investor”). The SPAC is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The SPAC intends to consummate an initial public offering (“IPO”) of units, each consisting of one share of Class A common stock of the SPAC and one-half of one warrant, with each whole warrant exercisable to purchase one share of Class A common stock of the SPAC.

1.            Investor hereby expresses an interest (the “Expression of Interest”) to purchase 9.9% of the number of such units sold in the IPO (excluding any units sold by virtue of the underwriters’ exercise of their over-allotment option) (the “Purchased Public Units”).In connection with the Expression of Interest, the Founders agree, severally and not jointly, to sell and transfer to Investor the amount of Founder Shares set forth next to such Founders name on Exhibit A hereto (the “Transfer Shares”). The consummation of the sale of the Founder Shares will occur upon the closing of the Business Combination for the same per-share price that such Founders initially paid for the Founder Shares. Notwithstanding the foregoing, in the event Investor submits an order to purchase less than 9.9% of the units sold in the IPO (excluding any units sold by virtue of the underwriters’ exercise of their over-allotment option), then the number of Founder Shares that Investor shall have a right to purchase upon consummation of the Business Combination shall be reduced to zero (0). In addition, if on the date of the vote by the SPAC’s stockholders to approve the Business Combination, Investor elects to redeem any portion of the shares of Class A common stock (or otherwise at any time prior to the liquidation of the SPAC if a Business Combination is not timely consummated), then the number of Founder Shares that Investor shall have the right to purchase from the Founders shall be reduced to a number equal to the product of (a) the Transfer Shares multiplied by (b) the quotient of (i) (x) the number of shares of Class A common stock underlying Purchased Public Units purchased by Investor in the IPO less (y) the number of shares of Class A common stock so redeemed by the Investor, divided by (ii) the number of shares of Class A common stock underlying Purchased Public Units purchased by Investor in the IPO. By way of example, and without limiting the foregoing, if Investor elects to redeem 50% of the total number of shares of Class A common stock underlying its Purchased Public Units, then the number of Founder Shares that Investor shall have the right to purchase from the Founders shall be reduced, on a pro rata basis among the Founders, to 50% of the number of Founder Shares initially subject to Investor’s purchase right under this Agreement.

2.            Investor acknowledges that the proceeds of the IPO and the sale of the private placement warrants, as described in the SPAC’s registration statement, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2021, as subsequently amended on March 15, 2021 and April 5, 2021, in connection with the IPO (the “Registration Statement”) shall be deposited by the SPAC into the trust account (“Trust Account”) established by the SPAC for the benefit of its public stockholders, as described in the Registration Statement. Investor further acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account (“Claim”) or any other asset of the SPAC as a result of any liquidation of the SPAC other than with respect to shares of Class A common stock purchased by Investor in the IPO or in the open market and hereby waives any Claim it may have in the future against the SPAC and will not seek recourse against the Trust Account for any reason whatsoever (except in respect of any shares of Class A common stock of the SPAC purchased directly by Investor in the IPO or in the open market).

3.            Investor and SPAC acknowledge that as of the date hereof, the total number of units expected to be sold in the IPO is 15,000,000. Investor acknowledges that, if in the course of the IPO, the SPAC decides that, due to market conditions at that time, it is necessary to reduce the proposed IPO offering size, Investor’s allocation of Founder Shares as described in this Agreement shall be reduced proportionately. SPAC and Founders acknowledge that, if in the course of the IPO, the SPAC decides to increase the proposed IPO offering size, Investor’s allocation of Founder Shares as described in this Agreement shall be increased proportionately.

4.            Investor acknowledges that the SPAC and the Founders may deem it necessary in order to facilitate a Business Combination for the Founders to forfeit, transfer, exchange or amend the terms of all or any portion of the Founder Shares or to enter into any other arrangements with respect to the Founder Shares to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares (a “Change in Investment”). The Founders shall have sole discretion to enter into any such agreement or arrangement involving a Change in Investment, to vote in favor of any proposal involving a Change in Investment or to otherwise facilitate or take any action to affect or permit any Change in Investment without the consent of Investor. Any such Change in Investment shall apply pro rata to the Founder Shares held by the Founders and Investor based on the relative number of Founder Shares to be held by each on the date of the closing of the transactions contemplated by this Agreement; provided, that in each case Investor has been given notice at least two (2) business days prior to any proposed Change in Investment. Investor agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the Founders to effectuate such Change in Investment on the same terms as applicable to the Founders. If the Founders or any of their affiliates enter into any agreement that gives such persons the right, on an absolute or contingent basis, to restore the value or original terms of any Founder Shares that were the subject of any such Change in Investment, or to receive any other consideration, then Investor shall be provided the same rights on a pro rata basis.

5.            Investor acknowledges and agrees that, upon receipt of the Founder Shares, it will execute agreements in form and balance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations, including but not limited to (i) a registration rights agreement and (ii) the letter agreement, containing customary voting, lock-up and waiver of rights provisions for such offerings, entered into in connection with the IPO.

6.            Investor hereby represents and warrants that, as applicable:

(a)            it has been advised that the Founder Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”);

(b)            it acknowledges that there exists no public market for the Founder Shares, that no such public market may develop in the future, the Founder Shares, when sold or issued, will be “restricted securities” and as a result, Investor acknowledges that the Founder Shares may be required to be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the company issuing the securities, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations. Investor further acknowledges that the Founder Shares will be subject to certain lock-up restrictions, as described in the Registration Statement, and may only be transferred pursuant to the terms of such lock-up. Investor also acknowledges that Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company and that Rule 144 will provide an exception to this prohibition only if (i) the SPAC has then ceased to be a shell company; (ii) the SPAC is then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the SPAC has then filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the SPAC was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the SPAC filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company;

(c)             it will be acquiring the Founder Shares for its own account for investment purposes only;

(d)            it has no present intention of selling or otherwise disposing of the Founder Shares in violation of the securities laws of the United States;

(e)            it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(f)            it will, upon request, provide Founders to the completed an IRS Form W-9 or Form W-8BEN (or similar form), as applicable;

(g)            it has had both the opportunity to ask questions and receive answers from the officers and directors of the SPAC and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(h)            it is familiar with the proposed business, management, financial condition and affairs of the SPAC;

(i)            it has full power, authority and legal capacity to execute and deliver this Agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this Agreement;

(j)            this Agreement constitutes its respective legal, valid and binding obligation, and is enforceable against it; and

(k)            Investor is not, and is not acting as, an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; and Investor has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering.

7.             SPAC and Founders hereby represent and warrant that there are no other agreements between SPAC, Founders, and an investor to purchase Founder Shares in connection with such investor’s participation in the IPO, other than agreements which do not contain any terms materially more favorable to such investors than the terms contained within this Agreement.

8.             Miscellaneous.

(a)            Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by registered or certified mail with return receipt requested (postage prepaid) or (ii) by a recognized overnight delivery service (with charges prepaid).

If to the Founders, at:

c/o AMCI Acquisition Corp. II

600 Steamboat Road

Greenwich, Connecticut 06830

Attention: Nimesh Patel

With a copy, which shall not constitute notice, to:

White & Case LLP

1221 Avenue of the Americas, 45th Floor

New York, New York 10020

Attention: Elliott Smith

Email: Elliott.Smith@whitecase.com

If to Investor at:

[●]

With a copy, which shall not constitute notice, to:

[●]

(b)            Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof of the transactions contemplated hereby. This Agreement may be terminated, modified, waived or amended only by a writing executed and delivered by all parties hereto. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party. Any assignment or transfer in violation of the foregoing shall be null and void.

(c)            Counterparts; Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)            Law Governing this Agreement. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

(e)            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            WAIVER OF JURY TRIAL. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)            Specific Enforcement; Consent to Jurisdiction. The Founders and Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(h)            Drafting. This Agreement shall not be construed for or against a party based upon authorship.

(i)            Assignment. Investor may assign its rights and obligations under this Agreement to any of its affiliates that agrees to be bound by the terms of this Agreement.

(j)            Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(k)            Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)            Expenses. Each of the Founders and Investor will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The SPAC shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Founder Shares and the securities issuable upon conversion or exercise of the Founder Shares.

(m)            Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the SPAC, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Investor shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that Investor shall be liable for any breach of such confidentiality obligations by any such person or entity.

(n)            Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

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Very truly yours,

INVESTOR

[______________]

By:
Name:
Title:

Accepted and Agreed:

FOUNDERS

By:
Name: Nimesh Patel

By:
Name: Brian Beem

By:
Name: Patrick Murphy

By:
Name: Hans Mende

AMCI Group, LLC Series 35

By:
Name: Hans Mende
Title: Authorized Signatory

EXHIBIT A

Founder	Founder shares subject to Investor’s right to purchase
Nimesh Patel	17,165
Brian Beem	17,165
Patrick Murphy	10,065
AMCI Group LLC, Series 35	29,855
TOTAL SHARES	74,250

A-1